UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 9, 2005
Date of Report (Date of earliest event reported)

Millennium Cell Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31083	22-3726792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Industrial Way West
Eatontown, New Jersey 07724
(Address of principal executive offices)

(732) 542-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 9, 2005, Millennium Cell Inc. (the “Company”), entered into an agreement with Pine Ridge Financial, Inc. (“Pine Ridge”), pursuant to which Pine Ridge agreed to immediately exercise a warrant of the Company (the “Warrant”) held by Pine Ridge. The Warrant was issued to Pine Ridge by the Company on January 30, 2003, and was exercisable for 589,376 shares of common stock, par value $.001 per share, of the Company (the “Common Stock”). In consideration for the immediate exercise of the Warrant, the Company agreed to reset the exercise price of the Warrant to $1.50 per share. In addition, Pine Ridge has an option to exercise any remaining outstanding warrants at the same reset exercise price for a 15 business day period commencing upon the effective date of the agreement. In addition to the Warrant, Pine Ridge holds three warrants to purchase an aggregate of 540,291 shares of Common Stock.

Item 3.02. Unregistered Sales of Equity Securities

On March 10, 2005, the Company issued 589,376 shares of Common Stock to Pine Ridge in connection with the exercise by Pine Ridge of the Warrant in accordance with the agreement described above in Item 1.01. In connection with the exercise of the Warrant, the Company received gross proceeds of $884,064.

The issuance of the 589,376 shares of Common Stock to Pine Ridge was exempt form registration under the Securities Act of 1933 pursuant to Section 4(2) of such Act. The Common Stock issuable to Pine Ridge upon the exercise of the Warrant was registered for resale pursuant to the registration statement on Form S-3, No. 333-103104, filed by the Company with the Securities and Commission on February 11, 2003, and declared effective on February 25, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Cell Inc.

By: /s/ John D. Giolli
Name: John D. Giolli, CPA
                                        Title: Vice President, Finance and
                        Acting Chief Financial Officer

Date: March 10, 2005